Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Historical Consolidated Financial Data”, “Selected Historical Consolidated Financial Data”, “Changes in and Disagreements with Accountants on Accounting and Financial Disclosures” and “Experts” and to the use or our report dated 13 August 2004, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-109129) and related Prospectus of Marshall Edwards, Inc. for the registration of 2,392,000 shares of its common stock.

/s/ Ernst & Young

Sydney
Australia
8 December 2004